RRBB
ACCOUNTANTS + ADVISORS
www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000 • FAX 908-231-6894
111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • PHONE 973-763-6363 • FAX 973-763-4430

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of MamaMancini's Holdings, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2017, relating to the consolidated financial statements of MamaMancini's Holdings, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2017.

Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
April 11, 2018